UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2019 (February 11, 2019)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 2.02	Results of Operations and Financial Condition.

Information about the results of operations and financial condition of Key Energy Services, Inc. (the “Company” or “Key”) for the fiscal quarter and year ended December 31, 2018 is incorporated by reference herein from Item 7.01, “Regulation FD Disclosure” of this Current Report on Form 8-K, and from the presentation materials attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

The Company is furnishing presentation materials that representatives from the Company intend to use in one or more meetings with investors and analysts from time to time. The Company also intends to make the materials available on its website, www.keyenergy.com, under “Investor Relations”. The Company is furnishing the presentation materials as Exhibit 99.1 to this Current Report on Form 8-K.

The presentation materials provide information regarding the fiscal quarter and year ended December 31, 2018, including the following:

Fourth Quarter and Full Year 2018 Update

•

The Company expects total liquidity of approximately $74 million at December 31, 2018 with approximately $50 million in cash. This compares to total liquidity of $73 million and cash of $43 million at September 30, 2018.

•

The Company expects fourth quarter 2018 revenues to range between $115 million and $120 million as compared to third quarter 2018 revenues of $134.7 million. Approximately 60% of the quarter on quarter decline is expected to be due to lower completion activity, primarily coiled tubing activity and rig completion activity in the Permian Basin, with the remainder of the quarterly decline due to seasonal effects.

•

Fourth quarter 2018 consolidated operating loss is expected to range between $14.5 million and $15.5 million. The fourth quarter operating loss is expected to include depreciation expense of approximately $20 million, gains on asset sales of approximately $2 million and equity based compensation expense of approximately $1 million. Excluding these items from the expected consolidated operating loss, Key expects fourth quarter 2018 Adjusted EBITDA to range between $3.5 million and $4.5 million.

•

The Company’s fourth quarter 2018 operating loss as compared to the third quarter 2018 increased due to lower completion activity and seasonal factors, which were partially offset by previously announced cost structure changes and fourth quarter 2018 price increases ranging from 1% to 5% in the Company’s Rig, Fishing and Rental and Fluids Management Segments.

•	The Company expects full year 2018 revenues to range between $516 million and $526 million as compared to full year 2017 revenues of $436 million, an expected increase of between 18% and 20%.

•	The Company anticipates full year 2018 U.S. Rig hours of approximately 700,000, an increase of approximately 7% over full year 2017 U.S. Rig hours of 656,139.

•	Full year 2018 consolidated operating loss is expected to range between $58 million and $60 million compared to a full year 2017 consolidated operating loss of approximately $96 million.

•

The full year 2018 operating loss is expected to include depreciation expense of approximately $83 million, gains on asset sales of approximately $10 million, costs associated with executive changes of approximately $1 million and equity based compensation expense of approximately $5 million.

•	Excluding these items from the expected consolidated operating loss, Key expects full year 2018 Adjusted EBITDA to range between $21.5 million and $22.5 million.

2019 Operations Update

•

The Company anticipates first quarter 2019 consolidated revenues to increase in a range from 1% to 5% from the fourth quarter of 2018 due to resumption of activity in the second half of January and typical season factors, including weather.

•	Well service rig completion activity returned to pre-holiday levels by the end of January 2019.

•	Coiled Tubing completion activity exceeded fourth quarter activity levels by the end of January 2019.

•	The Company expects that total liquidity at the end of 2019 will approximate or be in excess of the $75 million in total liquidity anticipated at December 31, 2018.

Certain Information Regarding Non-GAAP Financial Measures

“Adjusted EBITDA” is EBITDA as further adjusted for certain items discussed in this Current Report on Form 8-K and in the attendant presentation.

Adjusted EBITDA is a non-GAAP measure that is used as a supplemental financial measure by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

Adjusted EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and Adjusted EBITDA may vary among other companies. Limitations to using Adjusted EBITDA as an analytical tool include:

•	Adjusted EBITDA does not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	Adjusted EBITDA does not reflect income taxes;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate Adjusted EBITDA differently than Key does, limiting its usefulness as a comparative measure; and

•

Adjusted EBITDA is a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

Estimated Information

This Current Report on Form 8-K and the attendant presentation contain estimated information regarding our results of operations for the fourth quarter and full year ended December 31, 2018. Actual results for the fourth quarter and full year 2018 may differ from these estimates. The Company is currently performing its customary year-end closing, review and audit procedures.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

*    *    *

The attached presentation materials contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, its industry, its management’s beliefs and certain assumptions made by management, including the Company’s activity levels and capital expenditure expectations. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these forward-looking statements are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Because such statements involve risks and uncertainties, the Company’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect the Company’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should carefully review reports and documents that the Company files periodically with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

99.1	February 2019 Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: February 11, 2019	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Senior Vice President, General Counsel & Corporate Secretary